AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 26, 1996
                                                REGISTRATION NO.  33-_________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             _____________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             _____________________
                              ASARCO INCORPORATED
              (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)


                  NEW JERSEY                               13-492440
        (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                IDENTIFICATION NO.)


                                180 MAIDEN LANE
                              NEW YORK, NY 10038
                                (212) 510-2000
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                       _________________________________
                              ASARCO INCORPORATED
                          COMPENSATION DEFERRAL PLAN
                             (FULL TITLE OF PLAN)
                              __________________
                         AUGUSTUS B. KINSOLVING, ESQ.
                                180 MAIDEN LANE
                              NEW YORK, NY 10038
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
                              ___________________
                                   COPY TO:
                               KEVIN KEOGH, ESQ.
                                 WHITE & CASE
                          1155 AVENUE OF THE AMERICAS
                              NEW YORK, NY 10036
                              ___________________
 TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE:  (212) 510-2000

                                                   CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED MAXIMUM    PROPOSED MAXIMUM
                             TITLE OF           AMOUNT TO BE       OFFERING PRICE         AGGREGATE         AMOUNT OF REGISTRATION
                         SECURITIES TO BE        REGISTERED         PER SHARE(2)      OFFERING PRICE(2)              FEE
                            REGISTERED
                             DEFERRED
                           COMPENSATION          $2,500,000             100%             $2,500,000                $757.57
                          OBLIGATIONS(1)

         (1) THE DEFERRED OBLIGATIONS BEING REGISTERED ARE GENERAL UNSECURED OBLIGATIONS OF ASARCO  INCORPORATED TO PAY DEFERRED
COMPENSATION IN THE FUTURE TO PARTICIPATING MEMBERS OF A SELECT GROUP OF MANAGEMENT OR HIGHLY COMPENSATED INDIVIDUALS IN ACCORDANCE
WITH THE TERMS OF THE ASARCO INCORPORATED COMPENSATION DEFERRAL PLAN EFFECTIVE DECEMBER 1, 1996.
         (2) ESTIMATED SOLELY FOR THE PURPOSE OF DETERMINING THE REGISTRATION FEE.

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          ASARCO Incorporated (the "Company") hereby incorporates herein by reference the following documents:

          (a) The Company's Annual Report on Form 10-K (File No. 1-164) for the fiscal year ended December 31, 1995;

          (b) Proxy Statement for the Annual Meeting of Stockholders on April 24, 1996 (filed with the Securities and Exchange Commission (the "Commission") on March 8, 1996); and

          (c) The Company's Quarterly Reports on Form 10-Q (File No. 1-164) for the fiscal quarters ended March 31, 1996, June 30, 1996, and September 30, 1996.

          In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated herein by reference modifies or supersedes such statement.
Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

     The ASARCO Incorporated Compensation Deferral Plan, originally effective February 1, 1995, and as amended and restated effective December 1, 1996 (the "Plan") provides a select group of management or highly compensated employees (the "Eligible Employees") of the Company and certain of its subsidiaries (each a "Participating Subsidiary") with the opportunity to defer the receipt of certain pre-tax cash compensation. The obligations of the Company under the Plan (the "Deferred Compensation Obligations") will be general unsecured obligations of the Company to pay deferred compensation in the future to participating Eligible Employees (the "Participants") in accordance with the terms of the Plan from the general assets of the Company, and will rank pari passu with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. The Deferred Compensation Obligations will be denominated and payable in United States dollars.

     Each Participant may elect to make salary deferrals that could have been made under the Savings Plan of ASARCO Incorporated and Participating Subsidiaries (the "Savings Plan") (a tax-qualified plan) but for the limitations imposed by sections 401(a)(17) and 401(k)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), and have employer matching contributions credited to his or her Plan account, as well as elect to defer all or part of his or her annual eligible incentive compensation as provided in the Plan.

     Each Participant may choose a rate of return for his or her deferred compensation under the Plan that mirrors the rates of return for the investment funds available under the Savings Plan other than the Company Common Stock Fund thereunder. Thus, while each Participant's deferred compensation account balance under the Plan increases or decreases based on the performance of the funds chosen, his or her account balance is not actually invested in those funds. Rather, the Participant's deferrals under the Plan earn a deemed rate of return based on the performance of the funds chosen.

     With certain exceptions, Deferred Compensation Obligations will be paid after the Participant's retirement from the Company or Participating Subsidiary based on a prior election made by the Participant. If the Participant terminates employment with the Company or a Participating Subsidiary prior to retirement, any amounts not yet distributed will be distributed as soon as practicable after such termination of employment. The Participant may elect to receive lump-sum payments or annual installments not to exceed ten.

     No amount payable under the Plan shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, voluntary or involuntary. Any attempt to dispose of any rights to benefits payable under the Plan shall be void.

     The Deferred Compensation Obligations are not subject to redemption, in whole or in part, prior to the individual payment dates selected by the Participants, except that Participants may withdraw all or a portion of the value of their Plan accounts under certain specified circumstances. However, the Company reserves the right to amend or terminate the Plan at any time, subject to certain limitations applicable after a "change of control" of the Company (as defined in the Plan).

     The total amount of the Deferred Compensation Obligations are not determinable because the amount will vary depending upon the level of participation by Eligible Employees and the amounts of their salaries and incentive compensation. The duration of the Plan is indefinite. The Deferred Compensation Obligations are not convertible into another security of the Company. The Deferred Compensation Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Company. Although the Plan is unfunded, the Plan provides that any amounts contributed under the Plan may be held in trust. Wachovia Bank of North Carolina, N.A., has been appointed trustee with respect to the assets, if any, under the Plan. The assets of the trust are subject to the rights of creditors of the Company or Participating Subsidiaries, as the case maybe, in the event of the Company's or applicable Participating Subsidiary's bankruptcy or insolvency only. Each Participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any requests for consents, waivers or amendments pertaining to the Deferred Compensation Obligations, enforcing covenants and taking action upon a default.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

          Mr. Augustus B. Kinsolving, Vice President and General Counsel of the Company is an Eligible Employee and entitled to participate in the Plan.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

          Article 9 of the Certificate of Incorporation of the Company provides as follows:

          "9. This corporation shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding and any appeal therein (and any inquiry or investigation which could lead to such action, suit or proceeding) by reason of the fact that he is or was a director, officer or employee of this corporation or serves or served any other enterprise as a director, officer or employee at the request of this corporation. Such right of indemnification shall inure to the benefit of the legal representative of any such person."

     In April 1987, the Company adopted and its shareholders approved a By-law amendment which requires it to indemnify directors and officers in certain circumstances, to advance certain expenses, to obtain indemnification insurance and to follow specific procedures for determining whether a director or officer has met applicable standards of conduct. The By-law amendment also establishes a statute of limitations for certain actions against directors and officers. These provisions in the Certificate of Incorporation and By-laws are permitted under Section 14A:3-5 of the New Jersey Business Corporation Act, set forth below.

     Section 14A:3-5 of the New Jersey Business Corporation Act governs the indemnification of directors, officers and employees of the Company. The following is the text of the Section which became effective February 4, 1989:

     "(1) As used in this section,

     (a) "Corporate agent" means any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent;

     (b) "Other enterprise" means any domestic or foreign corporation, other than the indemnifying corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit, served by a corporate agent;

     (c)  "Expenses" means reasonable costs, disbursements and counsel fees;

     (d) "Liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties;

     (e) "Proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suite or proceeding; and

     (f) References to "other enterprises" include employee benefit plans; references to "fines" include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the indemnifying corporation" include any service as a corporate agent which imposes duties on or involves services by, the corporate agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     "(2) Any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if

     (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and

     (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contender or its equivalent shall not of itself create a presumption that such corporate agent did not meet the applicable standards of conduct set forth in paragraphs 14A:3-5(2)(a) and 14A:3-5(2)(b).

     "(3) Any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

     "(4) Any corporation organized for any purpose under any general or special law of this State shall indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to in subsections 14A:3-5(2) and 14A:3-5(3) or in defense of any claim, issue or matter therein.

     "(5) Any indemnification under subsection 14A:3-5(2) and, unless ordered by a court, under subsection 14A:3-5(3) may be made by the corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the corporate agent met the applicable standard of conduct set forth in subsection 14A:3-5(2) or subsection 14A:3-5(3). Unless otherwise provided in the certificate of incorporation or bylaws, such determination shall be made

     (a) by the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or

     (b) if such a quorum is not obtainable, or, even if obtainable and such quorum of the board of directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the board of directors; or

     (c) by the shareholders if the certificate of incorporation or bylaws or a resolution of the board of directors or of the shareholders so directs.

     "(6) Expenses incurred by a corporate agent in connection with a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified as provided in this section.

     "(7)(a)   If a corporation upon application of a corporate agent has failed or refused to provide indemnification as required under subsection 14A:3-5(4) or permitted under subsections 14A:3-5(2), 14A:3-5(3) and 14A:3-5(6), a corporate agent may apply to a court for an award of indemnification by the corporation, and such court

          (i) may award indemnification to the extent authorized under subsections 14A:3-5(2) and 14A:3-5(3) and shall award indemnification to the extent required under subsection 14A:3-5(4), notwithstanding any contrary determination which may have been made under subsection 14A:3-5(5); and

          (ii) may allow reasonable expenses to the extent authorized by, and subject to the provisions of, subsection 14A:3-5(6), if the court shall find that the corporate agent has by his pleadings or during the course of the proceeding raised genuine issues of fact or law.

     (b)  Application for such indemnification may be made

          (i) in the civil action in which the expenses were or are to be incurred or other amounts were or are to be paid; or

          (ii) to the Superior Court in a separate proceeding. If the application is for indemnification arising out of a civil action, it shall set forth reasonable cause for the failure to make application for such relief in the action or proceeding in which the expenses were or are to be incurred or other amounts were or are to be paid.

     The application shall set forth the disposition of any previous application for indemnification and shall be made in such manner and form as may be required by the applicable rules of court or, in the absence thereof, by direction of the court to which it is made. Such application shall be upon notice to the corporation. The court may also direct that notice shall be given at the expense of the corporation to the shareholders and such other person as it may designate in such manner as it may require.

     "(8) The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this section shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions

     (a) were in breach of his duty of loyalty to the corporation or its shareholders, as defined in subsection (3) of N.J.S. 14A:2-7;

     (b)  were not in good faith or involved a knowing violation of law; or

     (c) resulted in receipt by the corporate agent of an improper personal benefit.

     "(9) Any corporation organized for any purpose under any general or special law of this State shall have the power to purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a corporate agent, whether or not the corporation would have the power to indemnify him against such expenses and liabilities under the provisions of this section. The corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the corporation, whether or not such insurer does business with other insureds.

     "(10) The powers granted by this section may be exercised by the corporation, notwithstanding the absence of any provision in its certificate of incorporation or bylaws authorizing the exercise of such powers.

     "(11) Except as required by subsection 14A:3-5(4), no indemnification shall be made or expenses advanced by a corporation under this section, and none shall be ordered by a court, if such action would be inconsistent with a provision of the certificate of incorporation, a bylaw, a resolution of the board of directors or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the proceeding, which prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.

     "(12) This section does not limit a corporation's power to pay or reimburse expenses incurred by a corporate agent in connection with the corporate agent's appearance as a witness in a proceeding at a time when the corporate agent has not been made a party to the proceeding."

     The Company has various insurance policies, which became effective April 15, 1996, insuring directors and officers against certain liabilities they may incur, including liabilities under the Securities Act of 1933, as amended.
The policies provide coverage for claims not reimbursed by the Company up to an aggregate limit of $75 million without deductible. For claims which are reimbursed by the Company, the policies provide coverage up to $75 million with a deductible of $1 million. These policies remain in effect.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.


ITEM 8.  EXHIBITS

          The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit
   No.                        Description

4.1       Certificate of Incorporation:

     (a) Certificate of Incorporation--restated, filed May 4, 1970 (Filed as an Exhibit to the Company's 1980 Annual Report on Form 10-K and incorporated herein by reference).

     (b) Certificate of Amendment to the Certificate of Incorporation effective April 23, 1975 (Filed as an Exhibit to the Company's 1980 Annual Report on Form 10-K and incorporated herein by reference).

     (c) Certificate of Amendment of Certificate of Incorporation executed April 14, 1981 (Filed as an Exhibit to Post-Effective Amendment No. 8 to Registration Statement No. 2-47616, filed April 30, 1981 and incorporated herein by reference).

     (d) Certificate of Amendment of Restated Certificate of Incorporation filed on May 6, 1985 (Filed as an Exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1985 and incorporated herein by reference).

     (e) Certificate of Amendment of Certificate of Incorporation filed July 21, 1986 (Filed as an Exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1986 and incorporated herein by reference).

     (f) Certificate of Amendment of Restated Certificate of Incorporation, as amended, filed April 22, 1987 (Filed as an Exhibit to the Company's 1987 Annual Report on Form 10-K and incorporated herein by reference).

     (g) Statement of Cancellation filed July 31, 1987 whereby 155,000 shares of Series A Cumulative Preferred Stock and 862,500 shares of $9.00 Convertible Exchangeable Preferred Stock were canceled (Filed as an Exhibit to the Company's 1987 Annual Report on Form 10-K and incorporated herein by reference).

     (h) Statement of Cancellation filed November 20, 1987 whereby 1,026,900 shares of Series A Cumulative Preferred Stock were canceled (Filed as an Exhibit to the Company's 1987 Annual Report on Form 10-K and incorporated herein by reference).

     (i) Statement of Cancellation filed December 18, 1987 whereby 1,250,000 shares of Series B Cumulative Convertible Preferred Stock were canceled (Filed as an Exhibit to the Company's 1987 Annual Report on Form 10-K and incorporated herein by reference).

     (j) Statement of Cancellation filed March 3, 1988 whereby 27,000 shares of Series A Cumulative Preferred Stock were canceled (Filed as an Exhibit to the Company's 1987 Annual Report on Form 10-K and incorporated herein by reference).

     (k) Certificate of Amendment of Restated Certificate of Incorporation, as amended, filed August 7, 1989 (Filed as an Exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1989 and incorporated herein by reference).

4.2 By-Laws as last amended June 26, 1991 (Filed as an Exhibit to the Company's 1991 Annual Report on Form 10-K and incorporated herein by reference).

4.3 Form of Rights Agreement dated as of July 25, 1989, between the Company and First Chicago Trust Company of New York, as Rights Agent, defining the rights of shareholders under a July 1989 Shareholders' Rights plan and dividend declaration (filed as an Exhibit to the Company's report on Form 8-K filed on July 28, 1989 and incorporated herein by reference).

4.4 Rights Agreement Amendment dated as of September 24, 1992, between the Company and the Bank of New York, as Successor Rights Agent under the Rights Agreement listed above (filed as an Exhibit to the Company's 1992 Annual Report on Form 10-K and incorporated herein by reference).

4.5 Second Rights Agreement Amendment dated as of February 23, 1995, between the Company and the Bank of New York (filed as an Exhibit to the Company's 1992 Annual Report on Form 10-K and incorporated herein by reference).

4.6       Form of ASARCO Incorporated Compensation Deferral Plan.

5.1       Opinion of Augustus B. Kinsolving.

23.1      Consent of Augustus B. Kinsolving (included in Exhibit 5.1).

23.2      Consent of Coopers & Lybrand L.L.P.

24.1      Powers of Attorney.


ITEM 9.   UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 26th day of November, 1996.


                                   ASARCO Incorporated

                                   By  /s/ Richard de J. Osborne
                                           _______________________________
                                           Richard de J. Osborne
                                           Chairman of the Board, Chief
                                           Executive Officer and President

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                  Signature                                Title                             Date
                          /s/ Richard de J. Osborne
                            ____________________
                           Richard de J. Osborne*              Chairman, President and Chief           November 26, 1996
                                                                     Executive Officer


                            ____________________                  Director and Executive               November 26, 1996
                           Francis R. McAllister*                     Vice President

                             /s/ Kevin R. Morano
                            _____________________                Vice President and Chief              November 26, 1996
                               Kevin R. Morano                       Financial Officer

                              /s/ William Dowd
                            _____________________                       Controller                     November 26, 1996
                                William Dowd


                            _____________________                        Director                      November 26, 1996
                             Willard C. Butcher*


                           ______________________                        Director                     November 26 , 1996
                              James C. Cotting*


                           _______________________                       Director                      November 26, 1996
                             David C. Garfield*


                            _____________________                        Director                      November 26, 1996
                               E. Gordon Gee*


                            _____________________                        Director                      November 26, 1996
                              James W. Kinnear*


                            _____________________                        Director                      November 26, 1996
                               Martha T. Muse*


                            _____________________                        Director                      November 26, 1996
                            Michael T. Nelligan*


                             ___________________                         Director                      November 26, 1996
                                John D. Ong*


                            _____________________                        Director                      November 26, 1996
                                 James Wood*

         *       Augustus B. Kinsolving, pursuant to a Power of Attorney executed by each of the directors noted above and filed with the Securities and Exchange Commission, by signing his name does hereby sign and execute this Registration Statement on Form S-
8 on behalf of each such director.

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                                   /s/ Augustus B. Kinsolving
                                   __________________________
                                   Augustus B. Kinsolving
                                   Attorney-in-Fact